EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-133617) and Form S-8 (No. 333-64999, No. 333-119971, No. 333-126075 and No. 333-127454) of Synagro Technologies, Inc. of our report dated March 29, 2006 relating to the consolidated financial statements, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Houston, TX
March 2, 2007

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